Exhibit 10.61
SECOND AMENDMENT TO THE
MARATHON PETROLEUM EXECUTIVE DEFERRED COMPENSATION PLAN

Pursuant to the powers of amendment reserved under Section 10.01 of the Marathon Petroleum Executive Deferred Compensation Plan, originally effective as of January 1, 2021, and as thereafter amended from time to time (the “Plan”), the Plan is amended, effective as of December 1, 2025, as follows:
Section 4.01(a) (Amount of Deferrals) of the Adoption Agreement for the Plan is amended at subsection (ii) thereof, to read as follows for purposes of participant deferrals of bonus compensation otherwise payable to the participant on or after January 1, 2026, subject to the Plan’s other deferral election rules, and contingent on Marathon Petroleum Company LP’s adoption of the Marathon Petroleum Value Growth Incentive Program:
(ii)    Bonuses [do not complete if you complete (iii)]

Type of Remuneration	Dollar Amount		% Amount		Increment
	Min	Max	Min	Max
Annual Cash Bonus			5%	50%	1%
Cash Portion of Value Growth Incentive Program Bonus			5%	50%	1%
			%	%	%

The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

/s/ Lori B. Glawe
By:    Lori B. Glawe, acting as authorized delegate

Date Signed: Dec 19, 2025